certification

Wendy Wang, Principal Executive Officer/President, and Sam Singh, Principal Financial Officer/Treasurer of Northern Lights Fund Trust IV (the “Registrant”), each certify to the best of his knowledge that:

1.       The Registrant’s periodic report on Form N-CSR for the period ended May 31, 2024 (the “Form N-CSR”) fully complies with the requirements of Section 13(a) or 15(d), of the Securities Exchange Act of 1934, as amended; and

2.       The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Principal Executive Officer/President	Principal Financial Officer/Treasurer
Northern Lights Fund Trust IV	Northern Lights Fund Trust IV

/s/ Wendy Wang	/s/ Sam Singh
Wendy Wang	Sam Singh
Date: 08/08/24	Date: 08/08/24

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Form N-CSR filed with the Commission.